UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                 JUNE 20, 1995

                             BAYOU STEEL CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                     33-22603                 72-1125783
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)

             RIVER ROAD, P.O. BOX 5000, LAPLACE, LOUISIANA  70069
                   (Address of principal executive offices)
                                   (Zip Code)

                                (504) 652-4900
             (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
        (Former name or former address, if changed since last report.)

Item 5.     OTHER EVENTS

      On June 20, 1995, Bayou Steel Corporation (the "Company") completed the issuance and sale of 15,000 shares of its redeemable preferred stock, par value $.01 per share ("Preferred Stock"), and warrants to purchase, at an exercise price of $.01 per share, six percent (6%) of the Company's Class A Common Stock to Rice Partners II, L.P. for $15 million. The Preferred stock is mandatorily redeemable by the Company seven years after issuance and requires the payment of quarterly dividends, at a rate of 14.5% per annum. The holders of the Preferred Stock are entitled to have one representative on the Board of Directors of the Company at all times. In addition, upon certain defaults by the Company such holders will have the right to additional warrants and to elect up to two additional members of the Board. In connection with the sale, the Company increased the size of the Board from seven to ten members, and the Company's Class A directors elected Jeffrey P. Sangalis of Rice to fill one of the newly-created vacancies. The other two vacancies will be filled by the Company's Class B Directors.

      Simultaneously with the sale of the Preferred Stock, the Company entered into agreements with Chemical Bank and certain other lenders providing for an increase in the Company's revolving credit facility from $30 millon to $45 million, and a term loan of $10 million to the Company's wholly-owned subsidiary, Bayou Steel Corporation (Tennessee).

      The proceeds received from the sale of Preferred Stock and the term loan were used to repay indebtedness outstanding under the Company's revolving credit facility which had been incurred to acquire substantially all of the assets of Tennessee Valley Steel Corporation.

Item 7.     EXHIBITS

      3.1   Second Restated Certificate of Incorporation of the Company.

      3.2 Statement of Designations, Preferences, Limitations and Relative Rights of Series A Preferred Stock and Series B Preferred Stock.

      10.1 Preferred Stock and Warrant Purchase Agreement, dated as of June 13, 1995, by and between the Company and Rice Partners II, L.P.

      10.2 Shareholder Agreement, dated as of June 13, 1995, by and among the Company, Bayou Steel Properties Limited, Howard M. Meyers and Rice Partners II, L.P.

      10.3 Credit Agreement, dated as of June 28, 1989, as amended and restated through June 1, 1995, among the Company, the lenders named therein, and Chemical Bank, as agent.

      10.4 Term Loan Agreement, dated as of June 1, 1995, among Bayou Steel Corporation (Tennessee), the several term loan lenders from time to time parties thereto, and Chemical Bank, as agent.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYOU STEEL CORPORATION
      (Registrant)

By /S/ RICHARD J. GONZALEZ
   Richard J. Gonzalez,
   Vice President, Treasurer, Chief
   Financial Officer, and Secretary

Date:  June 20, 1995
                                     Page 3
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                                INDEX TO EXHIBITS
                                                                        PAGE
      EXHIBIT                                                          NUMBER
      -------                                                          ------
         3.1      Second Restated Certificate of                          5
                  Incorporation of the Company.

         3.2      Statement of Designations,                             30
                  Preferences, Limitations and
                  Relative Rights of Series A
                  Preferred Stock and series B
                  Preferred Stock.

         10.1     Preferred Stock and Warrant Purchase                   39
                  Agreement, dated as of June 13,
                  1995, by and between Bayou Steel
                  Corporation (the "Company") and Rice
                  Partners II, L.P.

         10.2     Shareholder Agreement, dated as of                    117
                  June 13, 1995, by and among the
                  Company, Bayou Steel Properties
                  Limited, Howard M. Meyers and Rice
                  Partners II, L.P.

         10.3     Credit Agreement, dated as of June                    136
                  28, 1989, as amended and restated
                  through June 1, 1995, among the
                  Company, the lenders named therein,
                  and Chemical Bank, as agent.

         10.4     Term Loan Agreement, dated as of                      252
                  June 1, 1995, among Bayou Steel
                  Corporation (Tennessee), the several
                  term loan lenders from time to time
                  parties thereto, and Chemical Bank,
                  as agent.

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